Exhibit 10.4

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

      THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (the "Amendment") amends the Employment Agreement (the "Agreement") entered into as of January 31, 2005, by and between Pennichuck Corporation (the "Corporation"), a New Hampshire corporation with principal offices at 25 Manchester St., Merrimack, New Hampshire and Michael C.J. Fallon ("Executive"), of 11 Main St., Hancock, New Hampshire.

WHEREAS, the Corporation and Executive desire to amend the Agreement in accordance with the terms and conditions hereinafter set forth;

      NOW, THEREFORE, in consideration of the mutual covenants herein contained, the continued employment of the Executive, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Corporation and Executive hereby amend the Agreement as follows:

1. Term. Section 3.1 of the Agreement is hereby amended by adding the following text to the end of the Section:

"Notwithstanding the foregoing, in the event there is a "Change of Control" (as that term is defined in Section 7.4 below), the Term of this Agreement will automatically be extended to 2 years, beginning on the day on which the Change of Control occurs. Thereafter, this Agreement will be extended only by vote of the Board of Directors as described above."

2. Good Reason. Section 7.3 of the Agreement is replaced in its entirety with the following provision:

"7.3.    For purposes hereof, "Good Reason" means (i) the assignment to the Executive of duties or responsibilities inconsistent with the position and office held by the Executive immediately prior to such assignment; (ii) the substantial reduction in or loss of authority and responsibility, which authority and responsibility the Executive was empowered with immediately prior to such reduction or loss; or (iii) the requirement that the Executive be assigned to or based at, without his consent, any office or location other than one within a 30-mile radius of the Corporation's Merrimack, New Hampshire office."

3. Change of Control. Section 7.4(iv) of the Agreement is hereby amended by deleting the following text:

"; provided however, that the sale, whether voluntary or pursuant to the exercise of the power of eminent domain, of one or more of the Corporation's water utility subsidiaries, or the related assets thereof, arising from or related to the ongoing municipalization efforts of the City of Nashua and/or affected New Hampshire

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municipalities, shall not constitute the occurrence of a Change of Control under this Agreement"

5. Ratification. Except as provided herein, the Agreement shall remain in full force and effect.

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT is executed as of the 18th Day of August, 2006 by:

WITNESS		CORPORATION:
Pennichuck Corporation

/s/	By:	/s/ Hannah M. McCarthy

Print Name		Hannah M. McCarthy, CEO

WITNESS		EXECUTIVE:

/s/		/s/ Michael C.J. Fallon

Print Name		Michael C.J. Fallon

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